Exhibit 99.1
Kaiser Aluminum Reports Second Quarter Financial Results
$25 Million of Net Adverse Impact of Non-Run-Rate and Reorganization Items Contributed to Net Loss
of $2.5 Million for 2Q06
•	$35.9 million net income year-to-date
•	15 percent increase in quarterly shipments results in improved core fabricated aluminum products quarterly operating income in 2Q06 despite net adverse impact of $15 million in non-run-rate items
•	50 percent increase in year-to-date 2006 fabricated products operating income as compared to 2005
FOOTHILL RANCH, Calif., August 14, 2006 — Kaiser Aluminum (NASDAQ:KALU) today reported a net loss of $2.5 million for the quarter ended June 30, 2006 due primarily to a $25 million net adverse impact from non-run-rate and reorganization items. These results compare to net income of $365.8 million for the same period in 2005. The second quarter 2005 income was primarily a result of income from discontinued operations (the sale of the company’s interest in an alumina refinery in Australia).
As previously reported, the company emerged from bankruptcy on July 6, 2006, and the second quarter 2006 net loss equates to a $0.03 loss per pre-emergence share compared with $4.59 of income per pre-emergence share for the year-earlier period.
For the six months ended June 30, 2006, the company reported net income of $35.9 million ($0.45 per pre-emergence share), compared with net income of $374.1 million ($4.69 per pre-emergence share) for the same period in 2005. Both periods were affected by the second quarter items discussed above.
Net sales for the second quarter of 2006 totaled $353.5 million compared to $262.9 million for the second quarter of 2005, reflecting a 15 percent increase in shipments of fabricated products and significant increases in metal prices. Net sales for the first six months of 2006 totaled $689.8 million compared to $544.3 for the same period the previous year, reflecting a 12 percent increase in shipments of fabricated products and significant increases in metal prices. The increase in fabricated products shipments during the quarter and six month periods over the comparable periods in 2005 was broadly based across the markets served by the company but was led by continuing strength in demand for aerospace and high strength products.
“The non-run-rate and reorganization items mask very positive performance in the second quarter,” said Jack A. Hockema, chairman, president and CEO of Kaiser Aluminum. “Results for the first half were excellent, driven by the core fabricated products business which delivered a 50 percent increase in operating income. Income from continuing operations was $31.6 million despite $15.0 million of reorganization expense.”
Fabricated Products — Operating income in the fabricated products division was $16.2 million for the second quarter of 2006 compared with $15.2 million for the same period in 2005. Both periods included significant non-run-rate items:
•	Non-cash LIFO charge of $22 million in 2006

•	Non-run-rate metal profits of $7 million in 2006 and losses of $4 million in 2005
Operating income in the fabricated products division was $61.2 million for the first six months of 2006 compared to $40.6 million for the same period in 2005. Both periods included significant non-run-rate items:
•	Non-cash LIFO charge of $22 million in 2006

•	Non-run-rate metal profits of $17 million in 2006 and losses of $3 million in 2005
The significant improvement in operating results for the six month period reflects higher shipments, stronger conversion prices and favorable scrap raw material costs. Improved cost performance more than offset higher natural gas prices for both the quarter and 2006 year-to-date periods.
Primary Products — Operating income in the primary products segment totaled $3.7 million for the second quarter, approximately $2 million below the second quarter 2005. Operating income in the primary products segment totaled $12.4 million for the six months, approximately $4 million increase over the same period 2005. These included the following non-run-rate items:
•	Mark-to-market gains on hedging-related derivative transactions for the second quarter of $2 million compared with a loss of $2 million for the prior period

•	Mark-to-market gains on hedging-related derivative transactions for the six months of $7 million compared with a loss of $3 million for the prior period
The benefit of higher primary aluminum prices and settlements and gains on external hedging-related derivative activities was largely offset by internal hedging of the metal purchase requirements of the fabricated products division. Second quarter and year-to-date 2006 results were adversely affected by a 15 percent increase in power costs. Second quarter 2006 results were also adversely affected by an increase in alumina costs.
“We are experiencing broad based demand for our core fabricated products led by aerospace and high strength products,” added Hockema. “Although we may experience some seasonal softness in the second half of 2006, overall it appears that the current level of demand is sustainable in the near term.
“This is an exciting time for Kaiser Aluminum. We completed our reorganization on July 6, 2006 with a clean balance sheet and approximately $200 million of liquidity. This positions us to remain strong throughout the business cycle and fuel our growth initiatives, such as our $105 million Trentwood expansion. In addition, our lean initiatives drive improvements in both customer satisfaction and cost performance,” concluded Hockema.
Kaiser Aluminum will host a conference call for investors, analysts and news media that will be accessible live via the Internet to discuss second quarter and year-to-date results. Interested parties are welcome to listen today at 10:00 a.m. PDT by navigating to the following URL: http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download shortly prior to the start of the call. An archive of the call will be available shortly thereafter at the same location for thirty days.
As more fully discussed in the company’s 10-Q filed earlier today with the Securities and Exchange Commission, because future financial statements will reflect the effects of the company’s plan of reorganization as well as fresh start accounting, future financial statements will not be comparable to those presented here and in prior periods.
Kaiser Aluminum is a leading producer of fabricated aluminum products for aerospace and high-strength, general engineering, and automotive and custom industrial applications. The company has more than 2,000 employees and 11 plants in North America and produces more than 500 million pounds annually of value-added sheet, plate, extrusions, forgings, rod, bar and tube. For more information, please see www.kaiseraluminum.com.
F-1052
Kaiser Aluminum press releases contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future events and that actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) changes in economic or aluminum industry business conditions generally, including global supply and demand conditions; (b) changes in the markets served by the company, including aerospace, defense, general engineering, automotive, distribution and other markets; (c) the company’s ability to complete its expansion projects as planned and by targeted completion dates; (d) the company’s ability to meet contractual commitments and obligations to supply products meeting required specifications; (e) customer performance; (f) changes in competitive factors in the markets served by the company; (g) developments in technology used by the company, its competitors or its customers; and (h) other risk factors summarized in the company’s Annual Report on Form 10-K (for example, see Item 1A. “Business — Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and other reports filed with the Securities and Exchange Commission.
Investor Relations Contacts:
Joe Bellino
Dan Renkenberger
(949) 614-1740

Public Relations Contact:
Geoff Mordock
Fleishman-Hillard
(213) 489-8271

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
(Debtor-in-Possession)
STATEMENTS OF CONSOLIDATED INCOME (LOSS)
(Unaudited)
(In millions of dollars except share and per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(Restated)		(Restated)

Net sales	$353.5	$262.9	$689.8	$544.3

Costs and expenses:
Cost of products sold	324.2	234.4	596.4	477.4
Depreciation and amortization	5.0	5.2	9.8	10.1
Selling, administrative, research and development, and general	15.0	12.6	30.3	24.8
Other operating charges(1)	.9	—	.9	6.2

Total costs and expenses	345.1	252.2	637.4	518.5

Operating income	8.4	10.7	52.4	25.8
Other income (expense):
Interest expense (excluding unrecorded contractual interest expense of $23.7 for both quarters and $47.4 for both six-month periods)	—	(1.1)	(.8)	(3.2)
Reorganization items	(8.6)	(9.3)	(15.0)	(17.1)
Other — net	(.1)	(.6)	1.2	(1.0)

Income (loss) before income taxes and discontinued operations	(.3)	(.3)	37.8	4.5
(Provision) benefit for income taxes(2)	.8	(2.2)	(6.2)	(4.6)

Income (loss) from continuing operations	.5	(2.5)	31.6	(.1)

Discontinued operations(3):
Income (loss) from discontinued operations, net of income taxes	(3.0)	2.7	4.3	13.3
Gain from sale of commodity interests, net of income taxes of $8.5	—	365.6	—	365.6

Income (loss) from discontinued operations	(3.0)	368.3	4.3	378.9

Cumulative effect on years prior to 2005 of adopting accounting for conditional asset retirement obligations (4)	—	—	—	(4.7)

Net income (loss) (5)	$(2.5)	$365.8	$35.9	$374.1

Earnings (loss) per share — Basic/Diluted (6) :
Income (loss) from continuing operations	$.01	$(.03)	$.40	$—

Income (loss) from discontinued operations	$(.04)	$4.62	$.05	$4.75

Loss from cumulative effect on years prior to 2005 of adopting accounting for conditional asset retirement obligations (4)	$—	$—	$—	$(.06)

Net income (loss)	$(.03)	$4.59	$.45	$4.69

Weighted average shares outstanding (000):
Basic/Diluted	79,672	79,674	79,672	79,678

Notes follow on page 8

(1)	Information with regard to Other operating charges for six months ended June 30, 2005, is included in Note 14 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(2)	Provision for income taxes for continuing operations for the quarter and six month periods ended June 30, 2006 assumes that the Company will have a tax loss for 2006 and that, therefore, no U.S. alternative minimum tax (“AMT”) will be due (thus resulting in a U.S. AMT benefit of $.9 in the quarter ended June 30, 2006 which fully offsets the amount of U.S. AMT accrued in the first quarter of 2006). For the quarter and six months ended June 30, 2006, the income tax provision for continuing operations includes foreign income tax provisions of approximately $.9 and $7.0, respectively. Both the quarter and six month periods ended June 30, 2006 include an approximate $1.0 benefit associated with a U.S. income tax refund. Results of operations for discontinued operations are net of income tax provision of $1.6 for the quarter ended June 30, 2005, and $.2 and $4.2 for the six month periods ended June 30, 2006 and 2005, respectively.

(3)	The loss from Discontinued operations in the quarter ended June 30, 2006 results from the non-cash settlement of a pre-petition claim that was subsequently resolved by the Company’s emergence from Chapter 11 in July 2006. The primary component of income from Discontinued operations for the quarter and six months ended June 30, 2005 was the gain on sale of the Company’s interests in and related to Queensland Alumina Limited on April 1, 2005. For additional information with regard to Discontinued operations , see Note 7 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(4)	Effective December 31, 2005, the Company adopted FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB No. 143, retroactive to the beginning of 2005. The retroactive impact of the adoption of FIN 47 was a $4.7 charge in the first quarter of 2005 in respect of the cumulative effect upon adoption (see Note 5 of Notes to Interim Consolidated Financial Statements in Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006).

(5)	As previously reported, in March 2006, the Company restated its results for the first three quarters of 2005 in respect of its accounting for payments made in 2005 to Voluntary Employee Beneficiary Associations and in respect of accounting for derivative instruments. The net impact of these changes was to increase operating results in the first three quarters of 2005 by $4.7, $4.2 and $4.7, respectively. See Note 6 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(6)	Income (loss) per share is not meaningful because all equity interests of the Company’s stockholders prior to the Company’s July 6, 2006 emergence from Chapter 11were cancelled without consideration pursuant to the amended plan of reorganization. See Note 3 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
(Debtor-in-Possession)
SELECTED OPERATIONAL AND FINANCIAL INFORMATION
(Unaudited)
(In millions of dollars, except shipments and prices)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
		(Restated)		(Restated)
Shipments (mm lbs):
Fabricated Products	135.8	118.1	273.5	244.5
Primary Aluminum	38.0	38.5	77.1	76.9

	173.8	156.6	350.6	321.4

Average Realized Third-Party Sales Price (per pound):
Fabricated Products (1)	$2.23	$1.93	$2.16	$1.93
Primary Aluminum (2)	$1.33	$.92	$1.28	$.94

Net Sales:
Fabricated Products	$302.9	$227.4	$590.9	$471.8
Primary Aluminum	50.6	35.5	98.9	72.5

Total Net Sales	$353.5	$262.9	$689.8	$544.3

Segment Operating Income (Loss) (8)
Fabricated Products(3) (4)	$16.2	$15.2	$61.2	$40.6
Primary Aluminum(4)	3.7	5.4	12.4	8.2
Corporate and Other	(10.6)	(9.9)	(20.3)	(16.8)
Other Operating Charges (5)	(.9)	—	(.9)	(6.2)

Total Operating Income	$8.4	$10.7	$52.4	$25.8

Discontinued Operations (6)	$(3.0)	$368.3	$4.3	$378.9

Cumulative Effect of Adopting New Accounting Standard
Regarding Conditional Asset Retirement Obligations (7)	$—	$—	$—	$(4.7)

Net Income (Loss) (8)	$(2.5)	$365.8	$35.9	$374.1

Capital expenditures (excluding discontinued operations)	$17.5	$4.8	$28.1	$8.6

(1)	Average realized prices for the Company’s Fabricated products business unit are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

(2)	Average realized prices for the Company’s Primary aluminum business unit exclude hedging revenues.

(3)	Operating results for the quarter and six month periods ended June 30, 2006 include a non-cash LIFO charge of $21.7.

(4)	Primary aluminum includes non-cash mark-to-market gains (losses) totaling $2.4 and $(1.5) in the second quarter of 2006 and 2005, respectively and $7.1 and $(2.5) in the six months ended June 30, 2006 and 2005, respectively. Fabricated products includes non-cash mark-to-market losses totaling $.5 and $1.0 in the quarter and six month periods ended June 30, 2006, respectively. See Note 13 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(5)	See Note 14 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, for information regarding Other operating charges.

(6)	See Note 7 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, for a discussion of results from Discontinued operations.

(7)	See Note 4 of Statements of Consolidated Income (Loss) for a discussion of adoption in 2005 of FIN 47.

(8)	See Note 5 of Statements of Consolidated Income (Loss) for a discussion of the restatement of the first three quarters of 2005.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
(Debtor-in-Possession)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions of dollars)

	June 30,	December 31,
	2006	2005
Assets(1)(2)
Current assets (3)	$314.2	$287.3
Investments in and advances to unconsolidated affiliate	22.7	12.6
Property, plant, and equipment — net	242.7	223.4
Personal injury-related insurance recoveries receivable	963.3	965.5
Goodwill	11.4	11.4
Other assets	43.6	38.7

Total	$1,597.9	$1,538.9

Liabilities & Stockholders’ Equity (Deficit)(1)(2)

Liabilities not subject to compromise -
Current liabilities (4)	$189.3	$165.5
Discontinued operations’ current liabilities (2)	1.5	2.1
Long-term liabilities	49.0	42.0
Long-term debt	1.2	1.2
Discontinued operations’ long-term liabilities (liabilities subject to compromise) (2)	73.5	68.5
Liabilities subject to compromise	4,388.0	4,400.1
Minority interests	.7	.7
Commitments and contingencies	(3,105.3)	(3,141.2)

Stockholders’ equity (deficit) (5)	$1,597.9	$1,538.9

(1)	The Company and its subsidiaries that included all of the Company’s core fabricated products facilities and operations and a 49% interest in Anglesey Aluminium Limited, which owns an interest in a smelter in the United Kingdom, emerged from Chapter 11 on July 6, 2006 (the “Effective Date”) pursuant to the Company’s Second Amended Plan of Reorganization (the “Plan”). Four subsidiaries not related to the fabricated products operations were liquidated in December 2005. Pursuant to the Plan, all material pre-petition debt, pension, post-retirement medical obligations and asbestos and other tort liabilities, along with other pre-petition plans (which in total aggregated in the June 30, 2006 balance sheet to approximately $4.4 billion) were addressed and resolved. Pursuant to the Plan, the interests of the Company’s pre-emergence stockholders were cancelled without consideration. The equity of the newly emerged Kaiser was issued and delivered to a third-party disbursing agent for distribution to claimholders pursuant to the Plan.

As a result of the Company’s emergence from Chapter 11, the Company will apply “fresh start” accounting to its opening July 2006 consolidated financial statements as required by AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. As such, in July 2006, the Company will adjust its balance sheet to equal the fair value at the Effective Date. Because fresh start accounting is being adopted at emergence, and because of the significance of liabilities subject to compromise (that were relieved upon emergence), comparisons between the current historical financial statements and the financial statements upon emergence are difficult to make. See Note 1 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 for a pro forma balance sheet as of June 30, 2006.

See Notes 1 and 2 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006 for additional information regarding the Company’s Chapter 11 proceedings.

(2)	Information with regard to Discontinued operations is included in Note 7 of Notes to Interim Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006.

(3)	Includes Cash and cash equivalents of $37.3 and $49.5 at June 30, 2006 and December 31, 2005, respectively.

(4)	Includes Current portion of long-term debt of $1.1 at June 30, 2006 and December 31, 2005, respectively.

(5)	See Note 5 of Statements of Consolidated Income (Loss) for a discussion of the restatement of the first three quarters of 2005.